UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 16, 2017

CITIZENS FIRST CORPORATION

(Exact name of registrant as specified in its charter)

Kentucky	001-33126	61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky	42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)      On March 16, 2017, the board of directors of the Company approved an amendment to the Company’s Bylaws to provide that any director elected, or re-elected, to the Board of Directors of the Corporation at or after the 2017 annual meeting of shareholders must comply with the following share ownership requirement no later than twelve (12) months following the date of such election, or re-election, as applicable (subject to compliance with the Corporation’s insider trading policy and applicable law):  such director must beneficially own no fewer than 5,000 shares of the common stock of the Corporation.  Any stock compensation awarded to a director by the Corporation during the twelve (12) month period following such director’s election, or re-election, as applicable, to the Board of Directors will not be counted for purposes of determining whether such director has complied with the foregoing share beneficial ownership requirement within that 12 month period.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

The following exhibits are filed as part of this report:

Exhibit Number	Description of Exhibit

3.2	Amended and Restated Bylaws of Citizens First Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION
(Registrant)
By:	/s/ M. Todd Kanipe
M. Todd Kanipe
President and Chief Executive Officer

Date: March 22, 2017